Exhibit 32.1

CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICERS UNDER 18 U.S.C. §1350

     We, William R. Cruz and Ralph L. Cruz, Co-Chairmen of the Board and Co-Chief Executive Officers of TradeStation Group, Inc., hereby certify, to our respective knowledge, that:

     The Quarterly Report on Form 10-Q of TradeStation Group, Inc. for the quarter ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TradeStation Group, Inc.

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

October 31, 2003 Date	/s/ William R. Cruz William R. Cruz
Co-Chairman of the Board
and Co-Chief Executive Officer

October 31, 2003 Date	/s/ Ralph L. Cruz Ralph L. Cruz
Co-Chairman of the Board
and Co-Chief Executive Officer